EXHIBIT 11
                         Independent Auditors' Consent


To Board of Directors
Sit Mutual Funds, Inc.
Sit Large Cap Growth Fund, Inc.
Sit Mid Cap Growth Fund, Inc.


We consent to the use of our report dated August 21, 1998 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Sub-custodian; Counsel; Accountants" in Part B of the Registration Statement.




                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP
Minneapolis, Minnesota
August 28, 1998


                                      C-11